Exhibit 99.1

Attractive Expe Market | Strong Market Position | GAIN as a Consolidator |
Ongoing Diversification | Compelling Valuation | Strong Credit Profile

Minimal Impact on Full Year EPS

($ in millions)

                                  Seller Note             Debt
Interest Expense                     $2.7                 $2.6
Amortization Expense                  0.0                  1.8 (1)
Total Expense                        $2.7                 $4.4
Taxes                                (0.8)                (1.3)
Net Income Impact                    $1.9                 $3.1

Shares Outstanding                   42.3                 42.3
EPS  Impact                         $0.04                 $0.07

[EPS Dilution]
(0.03)

Note: Assumes $65.0 million 4.0% convertible debt issuance, repayment of existing $33.2 million seller note and 30% tax rate.
(1) Assumes straight debt rate of 8.0% .

1